UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2017

VGRAB COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#820 - 1130 West Pender Street Vancouver, BC		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(604) 648-0510

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 14, 2017, the board of directors of Vgrab Communications Inc. (the “Company”) unanimously resolved to fix the number of directors of the Company at four directors, and unanimously resolved to appoint Mr. See-Ming Ong and Ms. Chen Weijie as directors to fill the vacancies created by the increase in the number of directors. In addition, the board of directors appointed Ms. Chen Weijie its Chief Operating Officer.

Mr. See-Ming Ong, age 58, was born in Singapore but spent his formative years in the U.K. After going to school in London and graduating from Oxford University with a degree in Oriental Studies, Mr. Ong started his banking career in the City of London. Initially, he worked as a portfolio manager, but later relocated back to Singapore and specialized in wealth management. Mr. Ong has held senior positions with Standard Chartered, Barclays and Societe Generale. He now travels extensively throughout South East Asia providing corporate advisory services to start-up businesses and holds personal stakes in some of these companies.

Ms. Chen Weijie, age 43, graduated from Huazhong University of Science & Technology with Master’s Degree in Software and Domain Engineering. Ms. Chen started her career in 2002 as a founder of Weijie Co. Ltd and Nuode Co. Ltd, companies specializing in marketing services. At the same time, Ms. Chen founded Tang Shan International Plastics Co. Ltd, a manufacturing company producing plastic films for greenhouse purposes. In 2011 Ms. Chen joined Hampshire Automotive Sdn Bhd, one of the subsidiaries of Hampshire Avenue Sdn Bhd, a major shareholder of Vgrab Communications Inc., as its Managing Director of Research and Development.

During the last two years, there have been no transactions or proposed transactions that the Company was or is a party to in which Mr. See-Ming Ong and Ms. Chen Weijie have a direct or indirect material interest.

A copy of the Company’s news release regarding the appointment of new directors and an officer of the Company is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated August 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGRAB COMMUNICATIONS INC.

Date: August 18, 2017
By: /s/ Jacek (Jack) P. Skurtys
Jacek (Jack) P. Skurtys
Chief Executive Officer, Chief Financial Officer
and President

3